EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) was made and entered into as of this 1st day of July, 2014, between HEMISPHERX BIOPHARMA, INC., a Delaware corporation (the “Company”), and Adam Pascale (the “Employee” or “Mr. Pascale”).

WHEREAS, the Company desires to continue its employment of Mr. Pascale as Chief Accounting Officer;

WHEREAS, the Employee and the Company wish to state the terms and conditions of the Agreement herein;

NOW, THEREFORE, the Company and the Employee hereby agree as follows:

1.         Duties of Employee.  The Employee shall, during the Employment Period (as defined below), be designated as Chief Accounting Officer for the Company. In the Employee's capacity as such, he shall perform such duties and functions for the Company as are customarily performed in corporations of a similar size in the medical research field.

2.         Term.  This Agreement shall commence on 1st day of July, 2014 and shall terminate on an at will basis.

3.	Compensation. (a) As compensation for the services to be performed hereunder, the Company shall pay to the Employee a salary (the “Salary”), as hereinafter provided, payable at such times as salaries of other senior executives of the company are paid but no less frequently than monthly. The Salary shall be at a rate of one hundred and fifty-four thousand dollars ($154,000.00) per year (the “Base Salary”), which shall be subject to cost-of-living adjustments, as provided in the succeeding subsection (b).

(b)        The Salary shall consist of the Base Salary, increased as provided in this subsection. On January 1, 2015, and on January 1 of each succeeding calendar year during the Employment Period, the Base Rate shall be increased by a percentage equal to the greater of the percentage average increase in the Bureau of Labor Statistics “Consumer Price Index -- U.S. City Average -- All Items” from January 1 of the preceding year to December 31 of the preceding year or a universal, non-discriminatory Cost of Living salary adjustment as approved by the Compensation Committee.

(c)        For each calendar year (or part thereof) during which the Agreement is in effect, the Employee shall be eligible to be paid the following bonuses:

(i)         a performance bonus in an amount up to twenty percent (25%) of his current Base Salary as then in effect, in the sole discretion of the Compensation Committee of the Board of Directors based on the Employee's performance and/or the Company's operating results for such year; and

The performance bonus shall be eligible to be paid in cash within 90 days of the close of the calendar year.

(d)  The Employee is hereby granted non-qualified stock options as additional compensation for the services to be performed hereunder. The Company shall issue to the Employee non-qualified annual options valid for a ten year period to purchase 50,000 shares of the Company common stock with an exercise price equal to 110% of the closing price of the Company stock on the NYSE/Amex on the effective trading date immediately preceding the date this agreement was effectively approved by the Board of Directors.

4.         Fringe Benefits.  During the Employment Period, the Employee shall be entitled to receive such fringe benefits as shall be applicable from time to time to the Company's executives generally, including but not limited to such 401(k), vacation, group life and health insurance, and disability benefit plans as may be maintained by the Company from time to time. Health Insurance for Employee and Spouse will be provided by the Company.

5.         Termination.

(a) The Company shall have the right to terminate this Agreement upon not less than thirty (30) days prior written notice of termination.

(b)        The Employee shall have the right to terminate this Agreement upon not less than thirty (30) days prior written notice of termination.

7.         Employee’s Representations and Warranties.  The Employee hereby represents and warrants to the Company that he has the right to enter into this Agreement, and his execution, delivery and performance of this Agreement (a) will not violate any contract to which the Employee is a party or any applicable law or regulation nor give rise to any rights in any other person or entity and (b) are not subject to the consent of any other person or entity.

8.         Confidentiality, Invention and Non-Compete Agreement.  The Employee confirms his obligation to be bound by the terms of the Confidentiality, Invention and Non-Compete Agreement attached hereto as Exhibit A, executed as of 1st day of July, 2014.

9.   Office. Mr. Pascale shall be based in the Philadelphia office on a full time basis.

10. Expenses.  The Company shall be responsible for all travel and business entertainment expenses of Mr. Pascale. The expenditures shall be as prescribed or limited by the Company’s Travel & Expense policies and procedures.

11.       Notices.  Any notice or other communication pursuant to this Agreement shall be in writing and shall be sent by telecopy or by certified or registered mail addressed to the respective parties as follows:

(i)      If to the Company, to:
                                                    HEMISPHERX BIOPHARMA, INC.
                       One Penn Center
                       1617 JFK Boulevard, Suite 660
                       Philadelphia, Pennsylvania 19103
                       Telecopier No.: (215) 988-1739
             Attention: William A. Carter
    Chairman and Chief Executive Officer

 (ii)     If to the Employee, to:
                          Adam Pascale
    924 Edgemoore Road
Cherry Hill, New Jersey 08034

or to such other address as the parties shall have designated by notice to the other parties given in accordance with this section.  Any notice or other communication shall be deemed to have been duly given if personally delivered or mailed via registered or certified mail, postage prepaid, return receipt requested, or, if sent by telecopy, when confirmed.

12.       Survival.  Notwithstanding anything in section 2 hereof to the contrary, the Confidentiality, Invention and Non-Compete Agreement shall survive any termination of this Agreement or any termination of the Employee's services.

13.       Modification.  No modification or waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such modification or waiver is sought unless it is made in writing and signed by or on behalf of both parties hereto.

14.       Miscellaneous. (a) This Agreement shall be subject to and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(b)        The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate and be construed as a waiver or a continuing waiver by that party of the same or any subsequent breach of any provision of this Agreement by the other party.

(c)        If any provisions of this Agreement or the application thereof to any person or circumstance shall be determined by an arbitrator (or panel of arbitrators) or any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder hereof, or the application of such provision to persons or circumstances other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

(d)        This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns.

(e) This Agreement shall not be assignable in whole or in part by either party, except that the Company may assign this Agreement to and it shall be binding upon any subsidiary or affiliate of the Company or any person, firm or corporation with which the Company may be merged or consolidated or which may acquire all or substantially all of the assets of the Company.

(f) This Agreement is intended to comply with Section 409A of the Internal Revenue Code and accompanying Treasury Regulations and guidance and any ambiguous provision shall be construed and administered in a manner that is compliant with or exempt from the application of Code section 409A. If any provision of this Agreement would cause the Employee to incur any additional tax or interest under Code section 409A, the Company shall, to the extent permitted under 409A and after consulting with the Employee, reform such provision to comply with 409A.  The Agreement shall be administered in compliance with Section 409A of the Internal Revenue Code and regulations issued there under to the extent they are applicable.

IN WITNESS WHEREOF, this Agreement has been signed by the parties hereto as of the date of the 1st of July, 2014.

HEMISPHERX BIOPHARMA, INC.

By:___ _____________________________
            Adam Pascale, Chief Accounting Officer

By:___ _____________________________
             Dr. William A. Carter, M.D.
Chairman and Chief Executive Officer